Exhibit 3.2(u)(i)

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                                     BY-LAWS

                                       OF

                         L.M.S. DEVELOPMENT CORPORATION


                                    ARTICLE I
                                    ----------

                            Meetings of Shareholders

               1.   ANNUAL MEETINGS.  A meeting of the shareholders shall
                    ---------------
     be held annually on the second Tuesday of the last month of the fiscal year of the corporation for the purpose of electing directors and for the transaction of any other business that may properly come before it.

               2.   SPECIAL MEETINGS.  Special meetings of the shareholders
                    ----------------
     for any purpose or purposes shall be held whenever called by the Board of Directors, either by written instrument or by the vote of a majority, and shall be called whenever shareholders owning one-tenth (1/10) of the voting shares issued and outstanding shall in writing make application therefor to the President, stating the object of such meeting.

               3.   NOTICE.  Notice of the meetings of the shareholders
                    ------
     shall be delivered personally or mailed by an officer of the corporation to the last known address of each shareholder as the same appears on the records of the corporation not less than ten nor more than fifty days before the date of the meeting.

               4.   PLACE OF MEETING.  Meetings of the shareholders shall
                    ----------------
     be held at the known place of business of the corporation or at such other place as may be determined by the unanimous votes of the Board of Directors of the corporation.

               5.   ORGANIZATION.  The President, or in his absence, the
                    ------------
     Vice-President and, in the absence of both, a chairman appointed by the shareholders present, shall call the meetings of shareholders to order and shall act as chairman thereof. The Secretary of the corporation shall act as Secretary at all meetings of the shareholders or, in his absence, the presiding officer may appoint any person to act as Secretary.

               6.   QUORUM.  A majority of the shares issued and
                    ------
     outstanding represented by the holders thereof, either in person or by proxy appointed by an instrument in writing, subscribed by




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     such shareholders, shall be a quorum at all meetings of shareholders.
     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by law, the Articles of Incorporation, or by specific provisions of these By-Laws.

               7.   ADJOURNMENT.  If at any annual or special meeting a
                    -----------
     quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time of such meeting may, at the end of any hour, adjourn the meeting from time to time without any further notice until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called, had the same vote been held.

               8.   VOTING.  At all meetings of shareholders, every
                    ------
     shareholder, with in person or by proxy in writing, shall have one vote for each share of stock so held and represented at such meeting. Upon the demand of any shareholder, voting for directors and, upon other question at any meeting of the shareholder, shall be by ballot. In all elections for directors of the corporation, each shareholder shall have the right to cast as many votes in the aggregate as he shall be entitled to vote based upon the number of voting shares held by such shareholder and multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute such votes among two or more such candidates.

               9.   ACTION BY RESOLUTION.  A resolution in writing, signed
                    --------------------
     by all of the shareholders, shall be deemed to be the action of shareholders to the effect therein duly expressed with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the corporation to record such resolution in the minute book of the corporation under its proper date.


                                   ARTICLE II
                                   -----------
                               Board of Directors

               1.   NUMBER.  The business and affairs of the corporation
                    ------
     shall be managed and controlled by a Board of Directors. The first Board of Directors shall consist of the persons named in the Articles of Incorporation. Thereafter,



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     within the limits specified in the Articles of Incorporation, the number of directors shall be changed only by the unanimous resolution of the shareholders present at an annual meeting. The directors shall be elected at the annual meeting of the shareholders and each director shall hold office until his successor is elected and qualified.

               2.   ANNUAL MEETING.  Immediately after the annual election
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     of directors, the newly elected directors shall meet for the purpose of organization, the election of officers and for the transaction of other business.

               3.   SPECIAL MEETINGS.  Special meetings of the Board of
                    ----------------
     Directors shall be held whenever regularly called by the President or by a majority of the members of the Board of Directors. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting.

               4.   PLACE OF MEETING.  Meetings of the Board of Directors,
                    ----------------
     annual or special, may be held either within or without the State of Arizona and may be held by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

               5.   NOTICE.  The Secretary shall give notice to each
                    ------
     director of each special meeting by mailing the same at least five days before the time of meeting or by telegraphing or telephoning not less than two days before the time of meeting.

               6.   QUORUM.  A majority of the Board of Directors at the
                    ------
     time in office shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time without notice until a quorum be had. The vote of a majority of the directors present at any meeting in favor of or against any proposition shall prevail except as herein otherwise provided.

               7.   VACANCIES.  In case of any vacancy among the directors
                    ---------
     through death, resignation, disqualification or other cause, the remaining directors, by the affirmative vote of a majority thereof, whether or not constituting a quorum, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until the election and qualification of his successor.




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               8.   COMMITTEES.  From time to time, the Board may appoint
                    ----------
     committees for any purpose or purposes, which shall have such powers as shall be specified in the resolution of appointment.

               9.   COMPENSATION.  The directors and officers of the
                    ------------
     corporation and all members of committees shall serve without salary except as may be determined by the vote of a majority of all of the directors.

               10.  EXTENSIONS OF CREDIT.  Loans or advances may be made by
                    --------------------
     the corporation to employees, including employees who are on the Board of Directors of the corporation, if made with the knowledge and consent of the Board of Directors, which consent need not be in writing at the time the loans or advances are made.

               11.  ACTION BY RESOLUTION.  A resolution in writing, signed
                    --------------------
     by all the members of the Board of Directors, shall be deemed to be action by such Board of Directors to the effect therein expressed with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the corporation to record such resolution in the minute book of the corporation under its proper date.


                                   ARTICLE III
                                   ------------
                                    Officers

               1.   EXECUTIVE.  The officers of the corporation shall be a
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     President, Vice President, Secretary and Treasurer, and such other officers as the Board of Directors may elect. Any two or more offices may be consolidated and held by one person.

               2.   TENURE OF OFFICE.  All officers and agents shall be
                    ----------------
     subject to removal at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

               3. PRESIDENT. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors, unless a chairman of the Board of Directors has been elected and is present. He shall sign and execute all authorized bonds, contracts or other obligations in the name of the corporation; shall have the power to vote, for and on behalf of the corporation, any shares which the corporation owns in another


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     corporation; and, with the Secretary, shall sign all certificates of shares of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

               4.   VICE-PRESIDENT.  In case of the absence or disability
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     of the President, the duties of that office shall be performed by the
     Vice-President, except as may be limited by a vote of the Board of Directors.

               5.   TREASURER.  The Treasurer shall have custody of all the
                    ---------
     securities of the corporation. He shall supervise the collection and deposit of amounts due to the corporation. He shall also supervise the disbursement of funds by the corporation and the maintenance of full and accurate accounting records for the corporation.

               6.   SECRETARY.  The Secretary shall keep the minutes of all
                    ---------
     proceedings of the Board of Directors and the minutes of all meetings of the shareholders; he shall attend the giving and serving of all notices for the corporation and, when directed by either the President or Vice-President, shall execute in the name of the corporation all contracts authorized by the Board of Directors and shall affix the seal of the corporation thereto; he shall have charge of the certificate books and such other books and papers as the Board of Directors may direct; he shall sign with the President or Vice-President certificates of shares; and he shall, in general, perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors.


                                   ARTICLE IV
                                   -----------
                                 Capital Shares

               1.   CERTIFICATES.  The certificates for shares of the
                    ------------
     corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President and the Secretary.

               2.   RECORDS.  All certificates shall be consecutively
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     numbered and the names of the owners, the number of shares and the date of issue shall be entered in the corporation's books.

               3.   LOST CERTIFICATES.  The Board of Directors may direct a
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     new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the




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     corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               4.   CERTIFICATES CANCELLED.  Except in the case of lost or
                    ----------------------
     destroyed certificates and, in that case, after compliance with the provisions of these By-Laws relating to lost certificates, no new certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled.

               5.   TRANSFER.  Shares shall be transferred only upon the
                    --------
     books of the corporation by the holder thereof, in person or by his attorneys, upon the surrender and cancellation of certificates for a like number of shares.

               6.   RECORD DATE.  In order to determine the shareholders
                    -----------
     entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than thirty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments do not exceed thirty days in the aggregate.

               7.   REGISTERED SHAREHOLDERS.  The corporation shall be
                    -----------------------
     entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and



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     shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

               8.   REGULATIONS.  The Board of Directors may make such
                    -----------
     rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of shares of the corporation.


                                    ARTICLE V
                                    ----------
                                    Dividends

               1.   DIVIDENDS.  The Board of Directors, in its discretion,
                    ---------
     from time to time, may declare dividends upon the capital shares from the surplus or net profits of the corporation and may fix the dates for the declaration and payment of dividends.


                                   ARTICLE VI
                                   -----------
                                      Seal

               1.   DESIGN.  The corporate seal shall have inscribed
                    ------
     thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.


                                   ARTICLE VII
                                   ------------
                                Waiver of Notice

               1.   WAIVER.  Any shareholder or director may waive any
                    ------
     notice required to be given under the provisions of the statutes or provisions of the Articles of Incorporation or these By-Laws by delivering a waiver thereof, in writing, to the Secretary of the corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be trans- acted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice.



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                                  ARTICLE VIII
                                  -------------
                                    Amendment

               1.   AMENDMENT.  These By-Laws may be altered, amended or
                    ---------
     repealed, or new By-Laws may be adopted, by the shareholders or by the Board of Directors at any meeting, provided that notice of the proposed change is contained in the notice of such meeting; provided, however, that the provisions of these By-Laws relating to the number of persons serving on the Board of Directors shall not be changed without the unanimous vote of the shareholders present at a duly called meeting of the shareholders.


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